Exhibit (p)(40)(ii)

Personal Securities Trading Policy

November 2007

Table of Contents

Topic	Page(s)
Chief Executive Officer’s Letter
Introduction
Your Compliance is Required
Getting Help and Reporting Violations
Classification of Employees
General Standards of Conduct
Your Responsibility
Approved Broker-Dealers
Clients Interests
Fiduciary Duties
Protecting Material Nonpublic Information and Compliance with Securities Laws
Dealing in Funds
When You Trade in Company Securities
General Restrictions
Restrictions on Pre-Release Earnings Group
Company 401(k) Plan
Company Employee Stock Options
Company Employee Stock Purchase Plan (ESPP)
Company Restricted Stock
When You Trade in Non-Company Securities
General Restrictions
Initial Public Offerings
Private Placements
Additional Rules for ADM and Investment Employees
Summary of Requirements
Report Securities Accounts and Holdings, including Proprietary Funds
Report Transactions and Update Holdings on a Quarterly Basis
Obtain Preclearance Prior to Initiating a Transaction, including Proprietary Fund Trades
Avoid Short-Term Trading
Additional Requirements for ADM Employees
Submit a Special Purpose ADM Quarterly Securities Report
Submit a Contemporaneous Disclosures
Restrictions for ADMs who are Portfolio Managers (“7 Day Blackout Period”)
Requirements for ADMs who are MCADMs (Transactions & Holdings in Micro-Cap Securities)
Additional Rules for Insider Risk Employees
Summary of Requirements
Report Securities Accounts, Holdings and Transactions
Update Securities Holdings
Obtain Preclearance Prior to Initiating a Securities Transaction
Additional Rules for Other Employees
Dealing in Company securities (outside of Company employee benefit programs)
Credit or Advisory Relationship
Reporting Securities Holdings and Transactions
Supplemental Information
Employees’ Financial Information
Restricted List
Standards For Preclearance of De Minimis Transactions
Glossary Definitions

Chief Executive Officer’s Letter

Dear Fellow Employee:

It is critical that you take the time to fully understand the attached Personal Securities Trading Policy. And be sure to consult with it whenever you are unsure about appropriate activity concerning your investments. We are all accountable for following the procedures and respecting the limitations placed on our personal investments as described in the Policy. This policy has been developed to comply with regulations and demonstrate our commitment to the highest ethical business standards – no small thing.

Why is it so important? Our reputation is at stake. We have many opportunities to grow and strengthen our Company. But we must deal effectively with the inherent risk that comes with managing an expanding, complex global operation. Building a reputation of integrity takes the hard work of many people over many years. But reputations are fragile and can be damaged by just one person making a poor decision. So every employee must accept personal responsibility for our good reputation and work each day to maintain it.

I want to stress the importance of ensuring that all our personal investments are free from conflicts of interest and in full compliance with the laws and regulations of all jurisdictions in which we do business.

We must conduct the Company’s business honorably at all times. That principle is implicit in our shared values of Client Focus, Trust, Teamwork and Outperformance – and it is central to our reputation. As the worldwide leader in asset management and securities servicing, we have special responsibility to preserve the integrity and credibility of our industry.

I know I can count on you to adhere to this vital policy.

Bob Kelly
Chief Executive Officer

Bob Kelly
Chief Executive Officer

Introduction

Purpose of the Policy

The Personal Securities Trading Policy (the Policy) is designed to reinforce The Bank of New York Mellon Corporation’s (the Company’s) reputation for integrity by avoiding even the appearance of impropriety in the conduct of Company business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every employee.

The Company and its employees are subject to certain laws and regulations governing personal securities trading, including the securities laws of various jurisdictions. The Company expects its employees to adhere to such laws and has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

Policy Administration

The Policy is developed, interpreted, and administered by the Ethics Office. Amendments or waivers may only be granted at the discretion of the Manager of the Ethics Office. Any waiver or exemption will be official only if evidenced in writing. All waivers or exemptions will be maintained in the Ethics Office. The Company formed an Investment Ethics Council (IEC), which is composed of investment, legal, risk management, compliance and ethics representatives of the Company and its affiliates. The IEC will provide interpretive guidance to the Ethics Office and will specifically oversee the personal trading activities of employees designated as Access Decision Makers (ADMs). The IEC will meet periodically to consider issues related to personal securities trading and investment activity by ADMs.

General Covered Activities

All employees of the Company and its subsidiaries that are more than 50% owned by the Company are subject to this Policy. This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees. The Policy’s applicability to consultants and contract or temporary employees (including interns) will be determined on a case-by-case basis (see section titled “Classification of Employees – Consultants, Independent Contractors and Temporary Employees” for a more detailed discussion).

The provisions of the Policy have worldwide applicability and cover trading in any part of the world. Employees are also subject to applicable laws of jurisdictions in those countries in which they conduct business. To the extent any particular portion of the Policy is inconsistent with, or in particular less restrictive than such laws, employees should consult the General Counsel or the Manager of the Ethics Office.

This Policy covers the personal trading activities of all employees in their own accounts and in accounts in which they have indirect ownership. Employees are reminded that various securities laws attribute ownership to anyone who has the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This means employees will be held to full compliance for trading that occurs in accounts not owned directly by the employee, but deemed to be indirectly owned.

While employees should consult the Glossary for a complete definition of the terms “security” and “indirect ownership”, in general they mean:

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security – any investment that represents an ownership stake or debt stake in a company or government. While the Policy provides for exemptions for certain securities, all securities are covered unless expressly exempt from reporting or preclearance.

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indirect ownership – you are presumed to have indirect ownership of accounts held by members of your family with whom you share a household. This includes your spouse, your children, and any other family member in your home. Generally, you are deemed to be the indirect owner of securities if you have the opportunity to directly or indirectly share, at any time, in profits derived from transactions in such securities. Employees are strongly urged to carefully review the definition of indirect ownership in the Glossary as securities held in trusts and partnerships may be covered by this Policy.

Your Compliance is Required

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that “ignorance of the law” is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

Employees must read the Policy and must comply with it – in this regard, employees should comply with the spirit of the Policy as well as the strict letter of its provisions. Failure to comply with the Policy may result in the imposition of serious sanctions, including, but not limited to, disgorgement of profits, cancellation of trades, selling of positions, suspension of personal trading privileges, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies.

Employees must also comply with the Company’s Code of Conduct and Interpretive Guidance, which addresses compliance with laws, conflicts of interest, respecting confidential information and other ethical issues.

The Company will provide all employees with copies of the Policy and all amendments. This may be through on-line access. Periodically, you may be required to acknowledge your receipt of the Policy and any amendments. This may be through on-line certification.

Getting Help and Reporting Violations

Getting Help

If you have a question about the Policy please contact the:

Securities Trading Policy Help Line

Telephone:

•	North America 1-800-963-5191

•	Outside of North America, dial your international access code, then 1-800-963-51912

Email: securitiestradingpolicyhelp@bnymellon.com

Reporting Violations

The Company wants to hear from you. If you want to report a concern regarding ethical business conduct, or if you want to report a violation of this Policy, the Company’s Code of Conduct and Interpretive Guidance or related Company policies, or if you want to report a concern regarding ethical business conduct, please contact the Ethics Office. Known violations of the Policy must be reported and either the Ethics Help Line or the Ethics Hot Line (Ethics Point) may be used for this purpose. Below is the relevant contact information.

Ethics Help Line - This line is answered by Ethics Office staff and contacts may be anonymous. You can reach the Ethics Help Line by:

Telephone:

•	Asia (except Japan): 001-800-710-63562

•	Australia: 0011-800-710-63562

•	Brazil: 0800-891-3813

•	Europe: 00-800-710-63562

•	Japan: appropriate international access code + 800-710-63562 (Access codes are: 0061010, 001010, 0041010 or 0033010)

•	United States and Canada: 1-888-635-5662

•	All other locations: call collect to 412-236-7519

Email: ethics@bnymellon.com

Mail: The Bank of New York Mellon Corporation’s Ethics Office P.O. Box 535026 Pittsburgh, PA 15253-5026 – USA

Ethics Hot Line (EthicsPoint) - If you are uncomfortable contacting the Company directly, you can contact EthicsPoint, an independent hotline administrator, as an alternative channel to raise your concerns. All contacts may be anonymous. You can reach the Ethics Hot Line (Ethics Point) by:

Telephone: Dial the AT&T Direct Access Number noted below assigned to your carrier (if one is needed). Then, at the voice prompt or AT&T Operator request, enter the toll free Ethics Hot Line number. There is no need to dial a "1" before the toll-free number outside the U.S. and Canada.

Ethics Hot Line (Ethics Point) number: 866-294-4696

AT&T Direct Access Numbers:

•	Australia: (carrier: Telstra) 1-800-881-011; (carrier: Optus) 1-800-551-155

•	Brazil: 0-800-890-0288

•	Canada: No Direct Access Code needed

•	Hong Kong: (carrier: Hong Kong Telephone) 800-96-1111; (carrier: New World Telephone) 800-93-2266

•	India: 000-117

•	Ireland: 1-800-550-000; (Universal International Freephone Number) 00-800-222-55288

•	Japan: (carrier: IDC) 00 665-5111; (carrier: JT) 00 441-1111; (carrier: KDDI) 00 539-111

•	Singapore: (carrier: Sing Tel) 800-011-1111; (carrier: StarHub) 800-001-0001

•	United Kingdom: (carrier: British Telecom) 0-800-89-0011; (carrier: C&W) 0-500-89-0011; (carrier: NTL) 0-800-013-0011

•	United States: No Direct Access Code needed

Web:

•	File a Report online using the Ethics Hot Line (Ethics Point) (this web page is hosted on EthicsPoint’s secure servers and is not part of the Company’s web site or intranet).

•	Visit EthicsPoint at http://www.ethicspoint.com

Mail: EthicsPoint, Inc, 13221 SW 68th Parkway, Suite 120 Portland, OR 97223 USA

Classification of Employees

The Policy imposes different requirements and limitations on employees based on the nature of their activities for the Company, therefore, each employee will be assigned a classification. Classification assignments are the responsibility of sector/function-level compliance and business management, in consultation with the Ethics Office. Employees will be designated into one of the following classifications:

•	Access Decision Maker

•	Investment Employee

•	Insider Risk Employee

•	Other Employee

It is the responsibility of each manager to communicate an employee’s classification and an employee’s obligation to confirm their classification with their manager, Compliance Officer or the Ethics Office.

Access Decision Maker (ADM) and Micro-Cap Access Decision Maker (MCADM)

Generally, employees are considered ADMs if they are Portfolio Managers or Research Analysts and make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. The IEC must designate all persons classified as ADMs. The following employees are generally not ADMs:

•	Traders

•	Portfolio Managers of funds which are limited to replicating an index

Micro-Cap ADMs (MCADMs)—MCADMs are a subset of ADMs who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. The following market capitalization thresholds should be followed when determining whether or not an ADM should be considered a MCADM:

•	United States - market capitalization is equal to or less than $250 million

•	United Kingdom - market capitalization is equal to or less than £150 million

•	Japan - market capitalization is equal to or less than ¥20 billion

•	Brazil – market capitalization is equal to or less than R$10 million

Investment Employee

You are considered to be an Investment Employee if, in the normal conduct of your job responsibilities, you have access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund, or are involved in making securities recommendations to advisory clients or have access to such recommendations before they are public.

This will typically include employees in the Asset Management and Wealth Management businesses, such as:

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certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; an employee of a Company entity regulated by certain investment company laws. Examples are:

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in the U.S., includes employees who are “advisory persons” or “access persons” under Rule 17j-1 of the Investment Company Act of 1940 or “access persons” under Rule 204A-1 of the Investment Advisers Act of 1940

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in the U.K., includes employees in companies undertaking specified activities under the Financial Services and Markets Act 2000 (Regulated Activities), Order 2001 and therefore regulated by the Financial Services Authority

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any member of the Company’s Operating Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory clients’ securities transactions.

Classification of Employees - continued

Insider Risk Employee

You are considered to be an Insider Risk Employee if, in the normal conduct of your job responsibilities, you are likely to receive or be perceived to possess or receive, material nonpublic information concerning Company clients. All members of the Operating Committee who are not otherwise classified as Investment Employees will be classified as Insider Risk Employees.

Other Employee

You are considered to be an Other Employee if you are an employee of the Company or any of its direct or indirect subsidiaries who is not an Insider Risk Employee, Investment Employee, or an ADM.

Consultants, Independent Contractors and Temporary Employees

Managers should inform consultants, independent contractors and temporary employees of the general provisions of the Policy (such as the prohibition on trading while in possession of material nonpublic information). Whether or not a consultant, independent contractor or temporary employee will be required to preclear trades or report their personal securities holdings will be determined on a case-by-case basis. If one of these persons would be considered an Insider Risk Employee, Investment Employee or ADM if he/she were a Company employee, the person’s manager should advise the Ethics Office and the Compliance Officer who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

General Standards of Conduct

The General Standards of Conduct below apply to all employees of the Company. In addition to these standards, employees must refer to the specific section for their classification under this Policy and follow those additional requirements.

Your Responsibility

Every employee must follow the General Standards of Conduct set forth in this Policy or risk serious sanctions, including dismissal. If you have any questions about these standards, you should consult the Ethics Office or your Compliance Officer. Interpretive issues that arise under these standards shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office.

Approved Broker-Dealers

U.S. based employees who are required by this Policy to report their securities accounts, securities holdings or preclear securities transactions will be required to maintain brokerage accounts at specific broker-dealers that have been approved by the Company. Employees should refer to MySource to obtain the current list of approved broker-dealers. Any exceptions to this requirement must be approved, in writing, by the Ethics Office.

Clients Interests

No employee may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any client to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of the Company and its clients. Trading for clients and Company accounts should always take precedence over employees’ transactions for their own or related accounts.

Fiduciary Duties

The Company and its employees owe fiduciary duties to certain clients. Every employee must be mindful of these fiduciary duties, must use his or her best efforts to fulfill them and must promptly report to the Ethics Office and their Compliance Officer any failure by any Company employee to fulfill them.

Protecting Material Nonpublic Information and Compliance with Securities Laws

In carrying out their job responsibilities, employees must, at a minimum, comply with all applicable legal requirements, including applicable securities laws. As an employee you may receive information about the Company, its clients and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Company’s Code of Conduct and Interpretive Guidance for additional guidance.

Employees are not permitted to divulge the current portfolio positions, pending changes of a portfolio manager, current or anticipated portfolio transactions, or programs or studies, of the Company or any Company client to anyone unless it is properly within their job responsibilities to do so.

Protecting Material Nonpublic Information

No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including the Company or its clients, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may pass material nonpublic information to others unless it is properly within his or her job responsibilities to do so. These prohibitions remain in effect until the information has become public.

The Company’s Policy on Material Nonpublic Information

General Policy – securities laws generally prohibit the trading of securities while in possession of “material nonpublic” information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable. Employees who possess material nonpublic information about an issuer of securities (whether that issuer is the Company, another Company entity, a client or supplier, any fund or other issuer) may not trade in that issuer’s securities, either for their own accounts or for any account over which they exercise investment discretion. Following are guidelines to determine when information is nonpublic or material.

General Standards of Conduct - continued

The Company’s Policy on Material Nonpublic Information - continued

Nonpublic – information about an issuer is “nonpublic” if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the issuer or its insiders is likely to be deemed nonpublic information. Most companies announce material information through a press release, a regulatory filing, and/or a posting on the company’s website. So, if you have determined the information to be material but there is no announcement of it in any of these sources, it is likely to be non-public.

Material Information – information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include:

•	proposals/agreements for a merger, acquisition or divestiture, or sale/purchase of substantial assets

•	tender offers (for both the party making the offer as well as for the issuer for which the offer is made)

•	extraordinary dividend declarations or changes in the dividend rate

•	extraordinary borrowings or liquidity problems

•	defaults under agreements or actions by creditors, clients or suppliers relating to a company's credit standing

•	earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

•	pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits

•	proposals/agreements concerning a financial restructuring

•	proposals to issue/redeem securities, or a development with respect to a pending issuance or redemption of securities

•	significant expansion or contraction of operations

•	information about major contracts or increases/decreases in orders

•	the institution of, or a development in, litigation or a regulatory proceeding

•	developments regarding a company's senior management

•	information about a company received from a director of that company

•	information regarding possible noncompliance with environmental protection laws

•	information that is inconsistent with published information, such as regulatory reports or press releases

•	extraordinary shareholder proposals

•	information regarding major labor developments, including collective bargaining agreements

•	developments regarding pension plans or other employee benefit plans

•	a change in a fund’s investment objective, investment adviser, sub adviser, or portfolio manager (unless the portfolio manager is for a money market fund, an index fund or a model-driven fund)

The list above is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material. Employees should always err on the side of caution and consider information material or nonpublic when there is doubt. Questions on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel’s Office.

General Standards of Conduct - continued

The Company’s Policy on Material Nonpublic Information - continued

Fact vs. Opinion – generally, only facts can constitute material nonpublic information. Rumors, speculation and opinions cannot. However, opinions can constitute material nonpublic information if (i) they are based upon material nonpublic information (such as the Company’s internal credit ratings) or (ii) the opinion itself can move the market price of the issuer’s securities (such as a devastating Wall Street Journal article that has not yet been published).

Consultants, Contractors and Temporary Workers – employees managing the work of consultants, contractors and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of the Company’s policy and the consequences of noncompliance.

Restrictions on the Flow of Information Within the Company (“The Securities Firewall”)

General Policy - as a diversified financial services organization, the Company faces unique challenges in complying with the prohibitions on insider trading and tipping of material nonpublic information and misuse of confidential information. This is because one Company unit might have material nonpublic information about an issuer while other Company units may have a desire, or even a fiduciary duty, to buy or sell that issuer’s securities or recommend such purchases or sales to clients.

To engage in such broad-ranging financial services activities without violating laws or breaching the Company’s fiduciary duties, the Company has established a “Securities Firewall” policy applicable to all employees. The “Securities Firewall” separates the Company units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from the Company units or individuals that either trade in securities, for the Company’s account or for the accounts of others, or provide investment advice (Investment functions). The Securities Firewall policy also requires any employee who believes he or she may have received potential material nonpublic information to immediately contact a Firewall Officer before doing anything else (i.e. before telling anyone else the information or acting upon it in any way). Employees should refer to Policy II-A-060, Securities Firewalls for additional details.

Special Caution For Employees Who Have Investment Responsibilities: Care should be taken to avoid receiving material nonpublic information, as doing so could create severe limitations on your ability to carry out your responsibilities to the Company’s fiduciary clients.

Dealing in Funds

The Company’s role as an adviser and servicer to investment funds imposes upon it special duties to preserve the integrity and credibility of the fund industry. Employees should not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund’s disclosure documents. These restrictions include funds held within employee benefit plans (such as 401(k)) and other types of accounts established for retirement purposes.

Reminder: Employees classified as ADMs and Investment Employees have further restrictions when dealing in Proprietary Funds (see specific rules for these classifications).

General Standards of Conduct - continued

When You Trade in Company Securities

General Restrictions

All employees who trade in Company securities should be aware of their unique responsibilities as an employee of the Company and should be sensitive to even the appearance of impropriety. The following restrictions apply to all transactions in the Company’s publicly traded securities owned both directly and indirectly. These restrictions are to be followed in addition to any restrictions that apply to employees who are identified as having access to the Company’s pre-release earnings (see section titled Restrictions on Pre-Release Earnings Group for further information).

•	Short Sales – short sales of Company securities by employees are prohibited.

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Short-Term Trading – employees are prohibited from purchasing and selling, or from selling and purchasing, Company securities within any 60 calendar day period. NOTE: In addition to any other sanctions, employees will be required to disgorge any profits realized on such short-term trades in accordance with procedures established by senior management.

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Margin Transactions – purchases on margin of the Company’s publicly traded securities by employees is prohibited. Margining Company securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Company securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by the Company.

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Option Transactions – option transactions involving the Company’s publicly traded securities are prohibited. Transactions under the Company’s Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

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Major Company Events – employees who have knowledge of major Company events that have not yet been announced are prohibited from buying or selling the Company’s publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

Restrictions on Pre-Release Earnings Group

Every quarter, the Company imposes a restriction on employees who have access to inside information with respect to the Company’s financial results (referred to as “Pre-Release Earnings Group”). Employees subject to pre-release earnings restrictions are prohibited from trading the Company’s securities prior to the Company’s public earnings announcement.

The Pre-Release Earnings Group consists of:

•	All members of the Company’s Operating Committee

•	Any individual determined by the Company’s Corporate Finance Department to be a member of the group

Each restricted period will begin at 12:01AM, Eastern Time, on the 15th day of the month preceding the end of each calendar quarter and will end on the 2nd trading day after the public announcement of the Company’s earnings for that quarter. Therefore, if earnings are released on a Wednesday, the Pre-Release Earnings Group cannot trade the Company’s securities until Friday. Non-trading days, such as weekends or holidays, are not counted as part of the restricted period.

Employees who continue to be in possession of inside information at the end of a restricted period may not trade until such information is either publicly disclosed or is no longer material. From time to time, however, the restricted period may be extended for some, or all, members of the group at the discretion of the Company.

Company 401(k) Plan

Actions regarding your interest in Company Stock under the Company’s 401(k) Plan are treated as follows:

Elections regarding future contributions to Company Stock are not deemed to be transactions in Company Stock and therefore are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Payroll deduction contributions to Company Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Movements of balances into or out of Company Stock are not subject to preclearance but are deemed to be purchases or sales of Company Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Company Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Company Stock and then increasing it within 60 calendar days. However changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Company securities outside the 401(k) for purposes of the short-term trading prohibition. Any profits realized on short-term trading in Company Stock in the 401(k) will not have to be disgorged. (Note: This does not apply to members of the Company’s Operating Committee, who must consult with the Legal Department.)

General Standards of Conduct - continued

When You Trade in Company Securities - continued

Company Employee Stock Options

Receipt or Exercise of an employee stock option from the Company is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for the purpose of the 60 calendar day prohibition.

Sales – The sale of the Company securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy, regardless of how little time has elapsed between the option exercise and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

NOTE: The exercise of an employee stock option that is part of a “cashless exercise for cash” is exempt from the preclearance and reporting requirements and will not be considered a purchase or sale for purposes of the short term trading prohibition.

Company Employee Stock Purchase Plan (ESPP)

Enrollment and Changing Salary Withholding Percentages in the ESPP are exempt from preclearance and reporting requirements and do not constitute a purchase for purposes of the 60 calendar day prohibition.

Selling Shares Held in the ESPP – Employees are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Company securities outside of the ESPP.

Selling Shares Previously Withdrawn – The sale of the Company securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

Company Restricted Stock

Receipt of an award of Company Restricted Stock is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition.

Vesting of an award of Company Restricted Stock is exempt from the preclearance requirement and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition. However, since the shares are no longer restricted after they vest, the Policy requires Insider Risk, Investment and ADM employees to report their holdings of these shares.

Sales – The sale (through Company-approved procedures) of a portion of the Company stock received in a restricted stock award at the time of vesting in order to pay for tax withholding is exempt from the preclearance requirement, and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition. The number of shares reported pursuant to the preceding paragraph should be the net number remaining after the sale. All other sales of Company stock received in a restricted stock award are treated like any other sale under the Policy. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

General Standards of Conduct - continued

When You Trade in Non- Company Securities

When employees buy or sell securities of issuers with which the Company does business, or other third-party issuers, liability could result on the part of such employee. Every employee must be sensitive to even the appearance of impropriety in connection with their personal securities transactions, including those owned indirectly. Employees should refer to the Company’s Code of Conduct and Interpretive Guidance that contains restrictions on investments employees make with parties that do business with the Company. Additional restrictions are listed below.

General Restrictions

•	Excessive Trading – Employees are discouraged from trading at a level that intrudes on their ability to fulfill their job responsibilities.

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Speculative Trading – Employees are discouraged from the type of trading that could distract them from their job duties. Examples could include short-term trading, trading in naked options or other types of speculative trading.

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Front Running – Employees are prohibited from “front running,” that is, the purchase or sale of securities for their own or the Company’s accounts on the basis of their knowledge of the Company’s trading positions or plans or those of the Company’s clients.

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Scalping – Employees are prohibited from "scalping," that is, the purchase or sale of securities for clients for the purpose of affecting the value of a security owned or to be acquired by the employee or the Company.

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Spread Betting – Employees are prohibited from “spread betting” (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Initial Public Offerings

Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without prior approval of the Ethics Office (ADM employees must have prior approval from the IEC). Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Company employee. Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (for example, FINRA rules in the U.S.). If you have any questions as to whether a particular offering constitutes an IPO, consult the Ethics Office before placing the trade.

General Standards of Conduct - continued

When You Trade in Non- Company Securities - continued

Private Placements

Acquisition – Employees are prohibited from acquiring any security in a private placement unless they obtain prior written approval. The Ethics Office, Compliance Officer and Operating Committee Member (representing the employee’s line of business or department) must all give approval before the investment may proceed. For ADM employees, approval must be given by the IEC. An approval request must be submitted on the “Private Placement: Preliminary Questionnaire” form which can be located on MySource or by sending an email to securitiestradingpolicyhelp@bnymellon.com.

Subsequent Actions – after receipt of the necessary approvals and the acquisition, employees are required to disclose that investment to the Compliance Officer if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. The decision to acquire such securities for an advised account will be subject to independent review.

Important information for ADM employees

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Approval considerations – The IEC will generally not approve an acquisition in which any managed fund or account is authorized to invest within the ADM’s fund complex. The IEC will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with the Company or its affiliates, or his or her relationship to a managed fund or account. ADMs are expected to comply with the IEC’s request for any information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

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Approval to Continue to Hold Existing Investments – Within 90 days of being designated an ADM, employees who have holdings of securities obtained in a private placement must request the written authorization of the IEC to continue holding the security.

Additional Rules for ADM and Investment Employees

Summary of Requirements

It is imperative that the Company and its affiliates avoid even the appearance of a conflict between the personal securities trading of its employees and its fiduciary duties to investment companies and managed account clients. These requirements apply to accounts owned directly and indirectly. In addition to the General Standards of Conduct, Investment and ADM employees are required to:

•	report securities accounts and holdings, including accounts that hold Proprietary Funds

•	report transactions and update holdings in securities and Proprietary Funds on a quarterly basis

•	obtain preclearance prior to initiating a securities transaction, including Proprietary Funds (unless expressly exempt)

•	avoid short-term trading (this does not apply to short-term transactions in Company securities which are prohibited by policy)

Reminders

Proprietary Funds - are included in the requirements

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A Proprietary Fund is an investment company or collective fund for which a Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter (for purposes of this Policy, Money Market Funds are not Proprietary Funds)

•	Indirect interests in Proprietary Funds (such as through a spouse’s 401(k) plan or other retirement plan) are subject to the requirements of this Policy

•	A list of Proprietary Funds is published on MySource or can be obtained by sending an email to securitiestradingpolicyhelp@bnymellon.com

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Employees must not trade in shares of any Proprietary Fund while in possession of material nonpublic information nor may they pass the information along to others who do not need to know the information in order to carry out their job responsibilities with the Company (refer to the General Standards of Conduct regarding the Company’s Policy on Material Nonpublic Information for further information)

Investment Clubs

•	Investment clubs are organizations whose members make joint decisions on which securities to buy or sell and securities are generally held in the name of the investment club

•	Prior to participating in an Investment Club, employees are required to obtain written permission from the Preclearance Compliance Officer

•	Employees who receive permission to participate in an investment club are subject to the requirements of this Policy (including the preclearance provisions)

Additional Requirements for ADM employees

•	submit a “Special Purpose ADM Quarterly Securities Report”

•	submit “Contemporaneous Disclosures” prior to making or acting upon a portfolio or managed account recommendation

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ADMs who are Portfolio Managers are prohibited from buying or selling a security within 7 calendar days before and after their investment company or managed account has effected a transaction in that security (this restriction does not apply to Portfolio Managers of index funds)

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ADMs who are also MCADMs are required to comply with additional approval and reporting requirements when trading or holding securities of issuers with low common equity market capitalization; this requirement applies to all MCADMs whether they are a Portfolio Manager or a Research Analyst

Your Responsibility – it is an ADMs responsibility to confirm with his or her Preclearance Compliance Officer whether or not he or she is required to comply with the requirements above for Portfolio Managers or MCADMs.

Monitoring for Compliance – The IEC will monitor ADMs’ compliance with all provisions of this Policy.

Additional Rules for ADM and Investment Employees - continued

Report Securities Accounts and Holdings, including Proprietary Funds

Account Statements and Trade Confirmations – employees are required to instruct their broker, trust account manager or other entity through which they have a securities or Proprietary Fund account to submit routine statements and trade confirmations directly to the Company. This applies to all accounts owned directly or indirectly and includes any account that has the capability to have reportable securities, including Proprietary Funds, traded within the account. For example, if an account contains only non-proprietary funds or other Exempt Securities, but has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be provided to the Company.

Initial Holdings Report – within 10 calendar days of being designated an Investment Employee or ADM, employees must file an “Initial Holdings Report”. The report must be an accurate recording of security accounts and individual holdings of securities within the last 45 calendar days of filing the report. Below is a list of required items that must be reported:

•	accounts that may trade securities and/or Proprietary Funds

•	securities and Proprietary Funds held in the above accounts

•	securities and Proprietary Funds held outside of accounts

Exemption from Reporting Accounts and Holdings – employees are not required to report accounts or holdings for certain security types or accounts (this exemption also applies to transaction reporting). Below are the approved exemptions:

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non-discretionary accounts which are defined as those in which the Ethics Office has deemed to be exempt after a review of the account documents has clearly proven the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades

•	Exempt Securities as defined in the Glossary

•	accounts that can only hold items that are not securities (such as bank deposit accounts)

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company stock held in a bona fide employee benefit plan of an organization not affiliated with the Company by an employee of that organization who is a member of the Company employee’s immediate family. For example, if an employee’s spouse works for a company unrelated to the Company, the employee is not required to report or obtain approval for transactions that his/her spouse makes in the company stock (employer’s securities) so long as they are part of an employee benefit plan. This exemption does not apply to the following:

-	any plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the account to all requirements of this Policy.

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for ADM employees only, the provisions in this Policy regarding “Contemporaneous Disclosures” and the “Special Purpose ADM Quarterly Securities Report”, the company owned stock held within a family member’s employee benefit plan are subject to the requirements to file a “Contemporaneous Disclosure” and to be included on the “Special Purpose ADM Quarterly Securities Report”, as necessary. However the ADM employee is not required to obtain approval for transactions that his/her family member makes in the company stock (employer’s securities) nor is the family member’s holding of such stock required to be reported on an initial or quarterly holdings report, so long as they are part of an employee benefit plan.

-	Additional Reminders:

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Reminder for Proprietary Fund Holdings – employees are reminded that if the non-Company employee benefit plan holds Proprietary Funds, these holdings must be reported and are subject to the requirements of this Policy, including the preclearance requirements.

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Unrelated company’s responsibility – with respect to the employer’s own securities, the unrelated company has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

Additional Rules for ADM and Investment Employees - continued

Report Transactions and Update Holdings on a Quarterly Basis

Quarterly Reporting of Holdings and Transactions – within 30 calendar days of the end of a calendar quarter, employees are required to file a report of securities transactions, accounts and holdings. The report must contain the following:

•	securities transactions, including Proprietary Fund transactions, made throughout the quarter

•	current list of securities accounts, including those that hold Proprietary Funds

•	updated listing of securities holdings, including Proprietary Funds, both those held within and outside of accounts

•	acknowledgement of compliance with the Policy

Reminder when updating holdings – employees are required to provide an update to holdings positions for activity that does not require preclearance (such as gifts, inheritances, corporate actions, receipt of dividends, etc). Such actions that cause an adjustment to the holding in a particular security must be reported as soon as reasonably possible, but no less than quarterly. Certain actions, such as gifts and inheritances, have time deadlines to report the activity and to update holdings. See below for specific requirements.

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Gifts and Inheritances – employees who give (or receive) a gift of securities or receive an inheritance that includes securities (that are not Exempt under this policy) must report the activity to the Company within 10 calendar days. The report must disclose the name of the person receiving (giving) the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable).

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A Note About Gifts – gifts must be “bona fide”. This means that the gift of securities must be one where the donor does not receive anything of monetary value in return. An employee who purchases a security with the intention of making a gift is subject to the preclearance requirements described in this Policy.

Obtain Preclearance Prior to Initiating a Transaction, including Proprietary Fund Trades

Prior Preclearance Required – employees must not trade a security, including Proprietary Fund trades, without prior written approval from the Preclearance Compliance Officer (verbal approvals are deemed impermissible). Unless expressly exempt, all securities transactions are covered by this preclearance requirement. Preclearance applies to securities, including Proprietary Funds, held in the employee’s name as well as those owned indirectly. The employee will be notified whether or not the request has been approved or denied. If denied, the reason will not be disclosed and employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Rules for Preclearance – although requests for preclearance does not obligate an employee to make a trade, preclearance should not be sought for transactions the employee does not intend to make. Employees should not discuss with anyone else, inside or outside the Company, the response they received to a preclearance request. If the employee is preclearing as an indirect owner of another’s account, the response may be disclosed to the other owner.

Preclearance Window (or Expiration) – preclearance authorization will expire at the end of the second business day after it is received. The day authorization is granted is considered the first business day. Employees who deal in standard orders to trade at certain prices (sometimes called “limit”, “stop-loss”, “good-until-cancelled”, or “standing buy/sell” orders) are cautioned to be aware that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the two-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained. If the new preclearance request is denied, the order must be cancelled immediately.

Additional Rules for ADM and Investment Employees - continued

Obtain Preclearance Prior to Initiating a Transaction, including Proprietary Fund Trades - continued

Proprietary Funds – the following requirements apply to transactions in Proprietary Funds:

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Holding Period for Proprietary Funds – employees’ holdings in Proprietary Funds are expected to be long-term investments, rather than the result of trading for short-term profit. Therefore, employees must not purchase and redeem, or redeem and purchase, shares of an individual Proprietary Fund within any 60 calendar day period, unless they have the prior approval of the Preclearance Compliance Officer. Unless the transaction is exempt from preclearance (such as those that are part of an automatic investment plan), employees are expected to comply with this holding period requirement.

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The Company’s 401(k) Plan, Non Self-Directed Accounts – movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement but are exempt from the general preclearance requirement. In other words, you do not need to preclear every such movement, but must get prior approval from the Preclearance Compliance Officer if the movement is within 60 calendar days of an opposite transaction in shares of the same fund. In lieu of transaction reporting, employees are deemed to consent to the Company obtaining transaction information from Plan records. Such movements must be reflected in holdings reports.

•	Company 401(k) Plan, Self-Directed Accounts – are treated like any other Proprietary Fund account. This means that the reporting, preclearance and holding period requirements apply.

Exemptions from Requirement to Preclear – preclearance is not required for the following type of transactions:

•	Exempt Securities as defined in the Glossary

•	non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

•	in approved non-discretionary accounts, which are accounts in which an employee has no direct or indirect influence or control over the investment decision-making process

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those that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

•	sales of Company Stock received upon the exercise of an employee stock option if the sale is part of a “netting of shares” or “cashless exercise” administered through the Human Resources Department

•	changes to elections in the Company 401(k) plan, including those made for Proprietary Funds

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enrollment, changes in salary withholding percentages and sales of shares held in the Company Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

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movements of balances of Proprietary Funds held within the Company 401(k) Plan so long as the movements do not occur within a 60 day period; this exemption does not apply to Proprietary Funds held within a self-directed account established as part of the Company 401(k) Plan

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the receipt of a Company Restricted Stock award, the vesting of the award, and the sale (through Company-approved procedures) of a portion of the Company Stock received in the award at the time of vesting to pay tax withholding; this exemption does not apply to subsequent sales of vested shares by the employee

•	those pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

•	sales effected pursuant to a bona fide tender offer

•	those effected pursuant to an automatic investment plan, including payroll deduction contributions for Proprietary Funds

Additional Rules for ADM and Investment Employees - continued

Avoid Short-Term Trading

Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Transactions that are exempt from preclearance and transactions in Proprietary Funds will not be considered purchases or sales for purposes of profit disgorgement.

Disgorgement – any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management. Employees should be aware that for purposes of profit disgorgement, trading in derivatives (such as options) is deemed to be trading in the underlying security. (See the Glossary for an explanation of option transactions.) Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement. Furthermore, employees should also be aware that profit disgorgement from 60 calendar day trading may be greater than the economic profit or greater than the profit reported for purposes of income tax reporting.

Additional Requirements for ADM Employees

Submit a Special Purpose ADM Quarterly Securities Report

Requirement – ADMs are required to submit quarterly to the Preclearance Compliance Officer the “Special Purpose ADM Quarterly Securities Report”. This report must be submitted within 30 calendar days of each quarter end and includes information on securities and/or transactions owned directly or indirectly.

The report must contain information on:

•	securities owned at any time during the quarter which were either recommended for a transaction or in a portfolio managed by the ADM during the quarter

•	holdings or transactions in private placements

•	holdings in securities with a market capitalization that was equal to or less than:

-	in the U.S., $250 million

-	in the U.K., £150 million

-	in Japan, ¥20 billion

-	in Brazil, R$10 million

A form for completing this report can be obtained from the Preclearance Compliance Officer, MySource or by emailing the Ethics Office at securitiestradingpolicyhelp@bnymellon.com .

Exemption – ADMs need not report any security that is defined as an Exempt Security or is otherwise expressly exempt from preclearance.

Submit Contemporaneous Disclosures

Requirement – prior to making or acting upon a portfolio recommendation in a security owned directly or indirectly by the ADM, written authorization must be obtained – referred to as “contemporaneous disclosure”. This disclosure applies to “hold” recommendations as well as buy or sell recommendations. The purpose of disclosure is to confirm that the portfolio recommendation or transaction is not for the purpose of affecting the value of a personal securities holding. “Contemporaneous Disclosure” forms can be obtained from the Preclearance Compliance Officer, MySource, or by emailing the Ethics Office at securitiestradingpolicyhelp@bnymellon.com.

Exempt ADMs – ADMs who are index fund managers and have no investment discretion in replicating an index model or clone portfolio do not need to comply with the disclosure requirement. This exemption does not apply in the following circumstances:

•	if the ADM recommends a security which is not in the clone or model portfolio or recommends a model or clone security in a different percentage than model or clone amounts

•	when the ADM recommends individual securities to clients, even if the Company shares control of the investment process with other parties

Additional Rules for ADM and Investment Employees - continued

Additional Requirements for ADM Employees - continued

Submit Contemporaneous Disclosures - continued

Fiduciary Duty to Client is Paramount – under no circumstances should a portfolio recommendation or transaction be affected by its impact on personal securities holdings or by the requirement for contemporaneous disclosure. The ADM’s fiduciary duty to make portfolio recommendations and trades solely in the best interest of the client must always take precedence.

Approval – prior to the first such portfolio recommendation or transaction in a particular security in a calendar month, approval must be obtained from the ADM’s Chief Investment Officer (CIO) or Chief Executive Officer (CEO) or their designee. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month so long as purchases (or sales) in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

Exemptions – certain securities holdings are exempt from this requirement. They are:

•	Exempt Securities as defined in the Glossary

•	held in approved non-discretionary accounts, which are accounts that an employee has no direct or indirect influence or control over the investment decision-making process

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holdings of debt securities which do not have a conversion feature and are rated investment grade or better by a nationally recognized statistical rating organization or unrated but of comparable quality

•	holdings of equity securities of the following:

-	in the U.S., the top 200 issuers on the Russell list and other companies with a market capitalization of $20 billion or higher

-	in the U.K., the top 100 companies on the FTSE All Share Index and other companies with a market capitalization of £10 billion or higher

-	in Japan, the top 100 companies of the TOPIX and other companies with a market capitalization of ¥2 trillion

-	in Brazil, companies on the IBr-X and other companies with a market capitalization of R$200 million

Restrictions for ADMs who are Portfolio Managers (“7 Day Blackout Period”)

Prohibition – it is impermissible for an ADM who is designated as a Portfolio Manager to buy or sell a security (owned directly or indirectly) within 7 calendar days before and after the Portfolio Manager’s investment company or managed account has effected a transaction in that security (the “7 Day Blackout Period”).

Disgorgement Required – if a Portfolio Manager initiates a transaction within the 7 Day Blackout Period, in addition to being subject to sanctions for violating the Policy, profits from the transaction must be disgorged. The procedures for disgorging profits are established by the IEC. The IEC has determined that the following transactions will not be subject to this disgorgement requirement:

•	in the U.S., any transaction of $10,000 or 100 shares (whichever is greater) for companies on the Russell 500 List or any other company with a market capitalization of $5 billion or higher

•	in the U.K., any transaction of £6 thousand or 100 shares (whichever is greater) for companies on the FTSE 100 All Share Index or any other company with a market capitalization of £3 billion or higher

•	in Japan, any transaction of ¥1 million of companies on the TOPIX 100 or any other company with a market capitalization of ¥500 billion or higher

•	in Brazil, any transaction of R$30,000 of companies on the IBr-X or any other company with a market capitalization of R$200 million or higher

Exemption – Portfolio Managers who manage index funds which exactly replicate a clone or model are exempt from the 7 Day Blackout Period.

Additional Rules for ADM and Investment Employees - continued

Additional Requirements for ADM Employees - continued

Requirements for ADMs who are MCADMs (Transactions and Holdings in Micro-Cap Securities)

When a MCADM personally trades (either directly or indirectly) securities with certain market capitalizations, additional approvals are required. The market capitalization thresholds and required approvals are listed below.

Approvals:

Threshold 1 – without the prior written approval of the IEC, MCADMS may not trade the securities of companies with the following market capitalization:

•	in the U.S., $100 million or less

•	in the U.K., £60 million or less

•	in Japan, ¥10 billion or less

•	in Brazil, R$3 million or less

Threshold 2 – without the prior written approval of the immediate supervisor and the CIO, MCADMs may not trade the securities of companies with the following market capitalization:

•	in the U.S., more than $100 million but less than or equal to $250 million

•	in the U.K., more than £60 million but less than or equal to £150 million

•	in Japan, more than ¥10 billion but less than or equal to ¥20 billion

•	in Brazil, more than R$3 million but less than or equal to R$10 million

Exemption – transactions that are involuntarily acquired, such as through inheritance, gift or spin-off, are exempt from these restrictions, however, they must be disclosed in a memo to the Preclearance Compliance Officer within 10 calendar days of the involuntary acquisition.

Requirement for newly designated MCADMs – to continue holding securities with a certain market capitalization threshold, MCADMs must obtain the approval of the CIO or CEO and provide a copy of the approval to the Preclearance Compliance Officer. The thresholds for the market capitalization in various jurisdictions are:

•	in the U.S., equal to or less than $250 million

•	in the U.K., equal to or less than £150 million

•	in Japan, equal to or less than ¥20 billion

•	in Brazil, equal to or less than R$10 million

Additional Rules for Insider Risk Employees

Summary of Requirements

In addition to the General Standards of Conduct, Insider Risk Employees are required to:

•	report securities accounts, holdings and transactions

•	update securities holdings, and

•	obtain preclearance prior to initiating a securities transaction

These requirements apply to accounts owned directly and indirectly.

Caution regarding Investment Clubs – investment clubs are organizations where investor members make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of the investment club participates in the investment decision making process, each employee belonging to such a club must first obtain written, documented approval from the Preclearance Compliance Officer before participating in any investment club. If approval is given, the employee must comply with all of the reporting requirements and must preclear the securities transactions of the club.

Credit or Advisory Relationship – If an employee is involved in a credit decision (granting, renewing, modifying or denying) or acting as an adviser to a company with respect to the company’s own securities, he or she may not buy, hold or trade securities of that company without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

Report Securities Accounts, Holdings and Transactions

Initial Holdings – within 10 calendar days of being designated an Insider Risk Employee the following must be reported:

•	a listing of all accounts that may trade securities

•	a listing of all securities held in the above accounts (other than those identified as Exempt Securities in the Glossary or those otherwise exempt from preclearance as defined by this Policy)

•	a listing of all securities held outside of accounts

Employees must report accounts that do not hold reportable securities, but have the capability of holding such securities (for example, a brokerage account that holds only mutual funds but can hold other types of securities).

The Initial Holdings Report must be an accurate recording of security positions within the last 45 calendar days of being designated an Insider Risk Employee.

On-going Reporting of Holdings and Transactions – routine reports of securities held in an account and those held outside of an account are required to be provided to the Company. Specifically:

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For securities held in an account (such as a broker, trust account manager or other entity maintaining a securities trading account), trade confirmations and statements relating to each account held directly or indirectly must be sent to the Company. Employees must report all securities accounts that can hold a security that is covered by this Policy, regardless of what, if any, securities are held in the account. For example, even if an account contains only mutual funds or Exempt Securities as that term is defined by the Policy, but the account has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be sent to the Company

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For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with the Company’s request to confirm transactions and holdings.

Additional Rules for Insider Risk Employees - continued

Report Securities Accounts, Holdings and Transactions - continued

Exemption from Reporting Holdings and Transactions – employees are not required to report holdings or transactions for the following:

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in a non-discretionary account, defined as one in which the Ethics Office has deemed to be exempt after a review of the account documents has clearly proven the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades

•	Exempt Securities as defined in the Glossary

•	any transaction that is exempt from preclearance

•	in accounts that can only hold items that are not securities (such as bank deposit accounts)

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company stock held in a bona fide employee benefit plan of an organization not affiliated with the Company by an employee of that organization who is a member of the employee’s immediate family. This exemption does not apply to any such plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the holding to the preclearance and reporting provisions.

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NOTE: If an employee’s family member is employed at an unaffiliated company, the employee is not required to report or obtain approval for transactions in the employer’s securities so long as they are conducted by and through the family member’s employee benefit plan. In such situations, the family member’s employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

Update Securities Holdings

Periodically, but no less than annually, employees must submit a statement of holdings, including accounts, and acknowledge compliance with the Policy. The information must be current within 45 calendar days of the date the statement is submitted. Employees are required to update holdings positions for actions that do not require preclearance (such as gifts, inheritances, corporate actions, receipt of dividends etc.). Such actions that cause an adjustment to the holding in a particular security must be reported as soon as reasonable.

Certain actions, such as gifts and inheritances, have time deadlines to report the activity and to update holdings. See below for specific requirements:

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Gifts and Inheritances – employees who give (or receive) a gift of securities or receive an inheritance that includes securities (that are not Exempt under this Policy) must report the activity to the Company within 10 calendar days. The report must disclose the name of the person receiving (giving) the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable).

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A Note About Gifts – gifts must be “bona fide”. This means that the gift of securities must be one where the donor does not receive anything of monetary value in return. An employee who purchases a security with the intention of making a gift is subject to the preclearance requirements described in this Policy.

Additional Rules for Insider Risk Employees - continued

Obtain Preclearance Prior to Initiating a Securities Transaction

Prior Preclearance Required – employees must not trade a security without prior, written approval from the Preclearance Compliance Officer (verbal approvals are deemed impermissible). Unless expressly exempt, all securities transactions are covered by this preclearance requirement. Preclearance applies to securities held in the employee’s name as well as those owned indirectly. The employee will be notified whether or not the request has been approved or denied. If denied, the reason will not be disclosed and employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Rules for Preclearance – although requests for preclearance do not obligate an employee to make a trade, preclearance should not be sought for transactions the employee does not intend to make. Employees should not discuss with anyone else, inside or outside the Company, the response they received to a preclearance request. If the employee is preclearing as an indirect owner of another’s account, the response may be disclosed to the other owner.

Preclearance Window (or Expiration) – preclearance authorization will expire at the end of the third business day after it is received. The day authorization is granted is considered the first business day. Employees who deal in standard orders to trade at certain prices (sometimes called “limit”, “stop-loss”, “good-until-cancelled”, or “standing buy/sell” orders) are cautioned to be aware that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the three-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained. If the new preclearance request is denied, the order must be cancelled immediately.

Exemptions from Requirement to Preclear – preclearance is not required for the following type of transactions:

•	Exempt Securities as defined in the Glossary

•	open-end and closed-end investment companies (i.e., mutual funds and variable capital companies), regardless of whether they are Proprietary Funds, index funds or exchange traded funds

•	municipal bonds

•	non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

•	in approved non-discretionary accounts, which are accounts in which an employee has no direct or indirect influence or control over the investment decision-making process

•

those that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

•	sales of Company Stock received upon the exercise of an employee stock option if the sale is part of a “netting of shares” or “cashless exercise” administered through the Human Resources Department

•	changes to elections in the Company 401(k) plan

•

enrollment, changes in salary withholding percentages and sales of shares held in the Company Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

•

the receipt of a Company Restricted Stock award, the vesting of the award, and the sale (through Company-approved procedures) of a portion of the Company Stock received in the award at the time of vesting to pay tax withholding; this exemption does not apply to subsequent sales of vested shares by the employee

•	those pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

•	sales effected pursuant to a bona fide tender offer

•	those effected pursuant to an automatic investment plan

Additional Rules for Other Employees

In addition to the General Standards of Conduct, Other Employees are required to follow the procedures described below.

Dealing in Company securities (outside of Company employee benefit programs)

Within 10 calendar days of a transaction in Company securities (purchase or sell), employees must report the transaction in writing to the Ethics Office or the Compliance Officer. Purchases and sales include optional cash purchases under the Company’s Dividend Reinvestment and Common Stock Purchase Plan. Other Employees who are required to report securities holdings and transactions as described below, and are already providing copies of their securities accounts statements and transactions which include transactions in Company securities, do not need to provide a copy of transactions in Company securities.

Credit or Advisory Relationship

If an employee is involved in a credit decision (granting, renewing, modifying or denying) or acting as an adviser to a company with respect to the company’s own securities, he or she may not buy, hold or trade securities of that company without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

Reporting Securities Holdings and Transactions

Reporting Holdings and Transactions – there are certain Other Employees who must report their securities accounts (such as broker accounts), holdings in securities (both within and outside of accounts) and their transactions in securities. Typically this will apply to employees who are subject to certain laws and regulations (such as employees who are registered representatives of a FINRA supervised broker dealer).

To determine whether or not these reporting requirements apply to you, contact the Ethics Office or your Compliance Officer.

How to Report – instruct the broker, trust account manager or other entity through which you have a securities trading account to send copies of all trade confirmations and statements relating to each account of which they are an owner (direct or indirect) to the Company. For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with the Company’s request to confirm transactions and holdings. Employees subject to the reporting requirements are also required to comply with periodic reporting requests.

Supplemental Information

Employees’ Financial Information

The Ethics Office and/or Preclearance Compliance Officers will use their best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as "Personal and Confidential." However, the Company is required by law to review, retain and, in certain circumstances, disclose such documents. Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside the Company as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to the Company.

Note for Investment and ADM employees only: Employees should be aware that documents are also available for inspection by the boards of directors, trustees or managing general partners of any Company entity regulated by certain investment company laws.

Restricted List

Preclearance Compliance Officers will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for employees in their line of business or firm. The Restricted List will not be distributed outside of the Compliance Office or the Ethics Office. From time to time, such trading restrictions may be appropriate to protect the Company and its employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences. The Preclearance Compliance Officer will retain copies of Restricted Lists for six years.

Standards For Preclearance of De Minimis Transactions (applicable for firms or lines of business who administer compliance for Investment or ADM Employees)

ADM and Investment Employees will generally not be given clearance to execute a transaction in any security that is on the Restricted List maintained by the Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account (other than an index fund). In certain circumstances, the Preclearance Compliance Officer may approve certain de minimus transactions even when the firm is trading such securities. However, de minimis transactions require preclearance approval.

Restrictions and Conditions – the following restrictions or conditions are imposed upon these standards:

•	employee preclearance is required prior to executing the transaction

•	if the transaction is a 60 day trade, profit disgorgement will not be waived

•	Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in any calendar month

•	employees must cooperate with the Preclearance Compliance Officer’s request to document market capitalization amounts

Supplemental Information - continued

Standards For Preclearance of De Minimis Transactions (applicable for firms or lines of business who administer compliance for Investment or ADM Employees) —continued

Transaction Limits – the following transaction limits are available for this exception:

Investment Employees

In the U.S.,

•	transactions up to $50,000 for companies on the Russell 200 List or other companies with a market capitalization of $20 billion or higher

•	transactions of 100 shares or $10,000 (whichever is greater) for companies ranked 201 to 500 on the Russell List or other companies with a market capitalization of $5 billion or higher

In the U.K.,

•	transactions up to £30,000 for companies ranked in the top 100 of the FTSE All Share Index or other companies with a market capitalization of £10 billion or higher

•	transaction of 100 shares or £6 thousand (whichever is greater) for companies ranked 101 to 250 on the FTSE All Share Index or other companies with a market capitalization of £3 billion or higher

In Japan,

•	transactions up to ¥5 million for companies ranked in the top 100 of the TOPIX or other companies with a market capitalization of ¥2 trillion or higher

•	transactions of up to ¥1 million of securities for companies ranked 100 to 250 on the TOPIX or other companies with a market capitalization of ¥500 billion or higher

In Brazil,

•	transactions up to R$100,000 securities for companies listed on the IBr-X 50 or other companies with a market capitalization of R$500 million or higher

•	transactions up to R$30,000 of securities of companies listed on the IBr-X or other companies with a market capitalization of R$200 million or higher

ADM Employees

•	in the U.S., transactions up to $10,000 or 100 shares (whichever is greater) of companies in the top 500 of the Russell List or other companies with a market capitalization of $5 billion or higher

•

in the U.K., transactions up to £6 thousand or 100 shares (whichever is greater) of companies in the top 100 of the FTSE All Share Index or other companies with a market capitalization of £3 billion or higher

•	in Japan, transactions up to ¥1million for companies ranked in the top 100 of the TOPIX or other companies with a market capitalization of ¥500 billion or higher

•	in Brazil, transactions up to R$30,000 of companies that belong to the IBr-X or other companies with a market capitalization of R$200 million or higher

NOTE: Some ADMs who are also Portfolio Managers may not be eligible for this de minimus exemption. Questions should be directed to the Preclearance Compliance Officer or the Ethics Office.

Glossary Definitions

•

access decision maker – A person designated as such by the Investment Ethics Council. Generally, this will be Portfolio Managers and Research Analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts.

•	approval – written consent or written notice of non-objection.

•

automatic investment plan – a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Applications to specific situations are as follows:

Dividend Reinvestment Plans (“DRIPs”) – the automatic investment of dividends under a DRIP is deemed to be pursuant to an automatic investment plan. Optional cash purchases (that is, the right to buy additional shares through the DRIP) are not deemed to be pursuant to an automatic investment plan unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

Payroll deductions – deductions from payroll (the Company or otherwise) directly into an investment account are deemed to be done pursuant to an automatic investment plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

Bank Account Drafts or Deposits – automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an automatic investment plan, provided that, in either case:

•	there is documentation with the investment account indicating specific trades are to be executed according to an express schedule, rather than at the direction of the account party, and

•	at least two drafts or deposits are executed according to the schedule.

Automatic mutual fund exchange programs – automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an automatic investment plan.

Automatic mutual fund withdrawal programs – automatic withdrawals of a fixed dollar amount out of a mutual fund are deemed to be made pursuant to an automatic investment plan.

Asset-allocation accounts – asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories (such as large-cap, mid-cap and small-cap equity funds, tax-free bond funds, international funds, etc). Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Policy, both the investment of new money into, and periodic rebalancings within, an asset-allocation account are deemed to be done pursuant to an automatic investment plan. An Investment Advisory Service account at BNY Mellon Private Wealth Advisers is an asset-allocation account. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset-allocation accounts.

College and Medical Care Savings Plans – many jurisdictions have college savings plans (for example, in the U.S. these plans are referred to as “529” plans) or medical savings account plans that provide a tax-advantaged means of investing for future college expenses or paying for medical expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an automatic investment plan. For example, these plans could qualify as an automatic investment plan if they meet the requirements of an asset-allocation account, bank account draft or a payroll deduction (see above).

Glossary Definitions - continued

•

cashless exercise for cash – as part of the Company’s employee stock option program, employees can choose to “buy” shares of Company Stock at the exercise price and then immediately sell them at fair market value for cash. The employee ends up with cash and does not become a shareholder of Company Stock associated with the option exercise.

•	Company – The Bank of New York Mellon Corporation.

•	Company 401(k) Plan, Non Self-Directed Accounts – the portion of the Company 401(k) balance invested in the Basic Funds and Company Stock.

•

Company 401(k) Plan, Self-Directed Accounts – an account established as part of the Company 401(k) plan that offers employees the opportunity to build and manage their own investment portfolio through the purchase and sale of a broad variety of mutual funds, including both Proprietary and non-Proprietary Funds.

•

Compliance Officer – any individual whose primary job duties include responsibility for ensuring that all applicable laws, regulations, policies, procedures, and Code of Conduct and Interpretive Guidance are followed. For purposes of this Policy, the term “compliance officer” and “preclearance compliance officer” are used interchangeably.

•	direct family relation – for purposes of this Policy, this means a member of an employee’s immediate family as defined by “indirect ownership, family members” in this Glossary.

•

employee – an individual employed by The Bank of New York Mellon Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees in all world-wide locations; generally, for purposes of the Policy, does not include consultants and contract or temporary employees.

•	Ethics Office – the group within the Compliance and Ethics Department of the Company that is responsible for administering the ethics program at the Company.

•	Exempt Securities – defined as:

-	direct obligations of the sovereign governments of the United States (U.S. employees only), United Kingdom (U.K. employees only) and Japan (Japan employees only). Obligations of other instrumentalities of the U.S., U.K. and Japanese governments or quasi-government agencies are not exempt.

-	commercial paper

-	high-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality

-	bankers’ acceptances

-	bank certificates of deposit and time deposits

-	repurchase agreements

-	securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds or exchange-traded funds (ETFs)

-	shares of money market funds (regardless of affiliation with the Company)

-	fixed annuities (note that variable annuities are not exempt)

-	shares of unit trusts (provided they are invested exclusively in funds that are not Proprietary Funds)

Note: The following are not Exempt Securities (whether proprietary or not):

¿	shares of hedge funds

¿	shares of closed-end funds

¿	shares of ETFs

¿	shares of funds not registered in the U.S. (for U.S. employees only)

•	General Counsel – General Counsel of the Company or any person to whom relevant authority is delegated by the General Counsel.

•

index fund – an investment company or managed portfolio (including indexed accounts and model-driven accounts) that contain securities of an index in proportions designed to replicate the performance of an independently maintained index or that are based on computer models using prescribed objective criteria to transform an independently maintained index. In order to qualify as an “index fund” for purposes of this policy, the fund must not involve a significant amount of investment discretion by portfolio managers managing the accounts.

Glossary Definitions – continued

•

indirect ownership – The securities laws of most jurisdictions attribute ownership of securities to someone in certain circumstances, even though the securities are not held in that person’s name. For example, U.S. federal securities laws contain a concept of “beneficial ownership”, and U.K. securities laws contain a concept of securities held by “associates” (this term includes business or domestic relationships giving rise to a “community of interest”). The definition of “indirect ownership” that follows is used to determine whether securities held other than in your name are subject to the preclearance and other provisions of the Policy. It was designed to be consistent with various securities laws; however, there can be no assurance that attempted adherence to this definition will provide a defense under any particular law. Moreover, a determination of indirect ownership requires a detailed analysis of personal and/or financial circumstances that are subject to change. It is the responsibility of each employee to apply the definition below to his/her own circumstances. If the employee determines that he/she is not an indirect owner of an account and the Ethics Office or Compliance Officer becomes aware of the account, the employee will be responsible for justifying his/her determination. Any such determination should be based upon objective evidence (such as written documents), rather than subjective or intangible factors.

General Standard – generally, you are the indirect owner of securities (and preclearance and other provisions of the Policy will therefore apply to those securities) if, through any contract, arrangement, understanding, relationship or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a “pecuniary interest”). The following is guidance on the application of this definition to some common situations.

Family Members – you are presumed to be an indirect owner of securities held by members of your immediate family who share the same household with you. “Immediate family” means your spouse, your children (including stepchildren, foster children, sons-in-law and daughters-in-law), your grandchildren, your parents (including stepparents, mothers-in-law and fathers-in-law), your grandparents and your siblings (including brothers-in-law, sisters-in-law and step brothers and sisters) and includes adoptive relationships. This presumption of ownership may be rebutted, but it will be difficult to do so if, with respect to the other person, you commingle any assets or share any expenses, you provide or receive any financial support, you influence investment decisions, you include them as a dependent for tax purposes or as a beneficiary under an employee benefit plan, or you are in any way financially codependent. Any attempt to disclaim indirect ownership with respect to family members who share your household must be based upon countervailing facts that you can prove in writing.

Partnerships – if you are a general partner in a general or limited partnership, you are deemed to own your proportionate share of the securities owned by the partnership. Your “proportionate share” is the greater of your share of profits or your share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

Shareholders of Corporations – you are not deemed to own the securities held by a corporation in which you are a shareholder unless you are a controlling shareholder or you have or share investment control over the corporation’s portfolio.

Glossary Definitions - continued

•	indirect ownership – continued

Trusts – generally, parties to a trust will be deemed indirect owners of securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. “Investment control” is the power to direct the disposition of the securities in the trust. Specific applications are as follows:

Trustees: A trustee is deemed to have investment control over the trust unless there are at least three trustees and a majority is required for action. A trustee has a pecuniary interest in the trust if (i) the trustee is also a trust beneficiary, (ii) an immediate family member of the trustee (whether or not they share the same household) is a beneficiary, or (iii) the trustee receives certain types of performance-based fees.

Settlors: If you are the settlor of a trust (that is, the person who puts the assets into the trust), you are an indirect owner of the trust’s assets if you have a pecuniary interest in the trust and you have or share investment control over the trust. You are deemed to have a pecuniary interest in the trust if you have the power to revoke the trust without anyone else’s consent or if members of your immediate family who share your household are beneficiaries of the trust.

Beneficiaries: If you or a member of your immediate family who shares your household is a beneficiary of a trust, you are deemed to have a pecuniary interest in the trust and will therefore be deemed an indirect owner of the trust’s assets if you have or share investment control over the trust.

Remainder Interests – remainder interests are those that do not take effect until after some event that is beyond your control, such as the death of another person. Remainder interests are typically created by wills or trust instruments. You are not deemed to be an indirect owner of securities in which you only have a remainder interest provided you have no power, directly or indirectly, to exercise or share investment control or any other interest.

Derivative Securities – you are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

•	initial public offering (IPO)—the first offering of a company's securities to the public through an allocation by the underwriter.

•

investment company—a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

•

Investment Ethics Council—Council that has oversight responsibility for issues related to personal securities trading and investment activity by Access Decision Makers. The Council is composed of investment, legal, risk management, compliance and ethics management representatives of the Company and its affiliates. The members of the Investment Ethics Council are determined by the Chief Compliance & Ethics Officer.

•	Manager of the Ethics Office – individual appointed by the Chief Compliance & Ethics Officer to manage the Ethics Office.

Glossary Definitions - continued

•

Micro-cap ADMs – a subset of Access Decision Makers who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. Market capitalizations thresholds are established within each country where an ADM resides. See further details under “Classification of Employees” in this Policy.

•	money market fund – a mutual fund that invests in short-term debt instruments. The fund's objective is to earn income for shareholders while maintaining a net asset value of $1 per share.

•	naked option – An option position where the buyer or seller has no underlying security position.

•

non-discretionary account – an account for which the employee has no direct or indirect control over the investment decision making process. Non-discretionary accounts may be exempted from preclearance and reporting procedures only if the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions.

•	Operating Committee – the Operating Committee of The Bank of New York Mellon Corporation.

•

option – a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with the Policy, any Company employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

Call Options

-	If an employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

-	If an employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

Put Options

-	If an employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

-	If an employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

Below is a table illustrating the above:

Transaction Type
Option Type	Buy	Sale
Put	Sale of Underlying Security	Purchase of Underlying Security
Call	Purchase of Underlying Security	Sale of Underlying Security

•

Preclearance Compliance Officer – a person designated by the Ethics Office and/or the Investment Ethics Council to administer, among other things, employees’ preclearance requests for a specific business unit (for purposes of this Policy, the term “compliance officer” and “preclearance compliance officer” are used interchangeably).

•

private placement – an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the U.S. and the Listing Rules in the U.K. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships. Private placements include certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in privately-held and family owned businesses. For the purpose of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

Glossary Definitions - continued

•

Proprietary Fund – An investment company or collective fund for which a Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter. From time-to-time, the Company will publish a list of the Proprietary Funds. Employees should rely on the latest version of this list rather than attempt to determine for themselves the identity of the Proprietary Funds.

•

security – any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates and certificates of deposit for securities. It also includes many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. It does not include currencies. Unless expressly exempt, all securities transactions are covered under the provisions of the Policy (see definition of Exempt Securities).

•

securities firewall – procedures designed to restrict the flow of information within the Company from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

•	short sale – the sale of a security that is not owned by the seller at the time of the trade.

•	tender offer – an offer to purchase some or all shareholders' shares in a corporation. The price offered is usually at a premium to the market price.

Code of Conduct

February 2006

Dear Fellow Employee:

Mellon has a long, proud history and a well-deserved reputation for doing business with integrity. Maintaining that reputation for honesty and accountability, and thereby serving all of our constituents well, is essential to achieving our goal of becoming the best performing asset management and payments and securities services company. And it is the responsibility of every Mellon employee.

Guiding our day-to-day business dealings are our Shared Values – Integrity, Teamwork and Excellence. They underscore our commitment to a work environment that fosters respect for all employees, and they help us deliver on the Mellon Promise to customers around the world.

To help you make the right decisions when questions of ethics arise in the normal course of business, Mellon offers a number of valuable resources for information and support. These include the Code of Conduct, Securities Trading Policy, Senior Financial Officers Code of Ethics, and various Corporate Policies and Procedures. These policies apply to all Mellon employees and provide guidance to you regarding the standards to which you are expected to adhere. Additionally, you have a resource in Mellon’s Ethics Office. Their mission is to help you when you need guidance applying these policies and to provide a confidential resource to help resolve situations in the workplace where you may have concerns about whether or not certain conduct is consistent with our Shared Values.

Every employee is responsible for speaking up when they see something wrong. You can do so by calling the Mellon Ethics Help Line or the EthicsPoint® Report Line. Toll free lines are established in nearly every country around the world where Mellon has employees. The numbers are included in the Code of Conduct and posted on the Ethics Web site. You can also e-mail the Ethics Office at ethics@mellon.com or visit www.ethicspoint.com to report concerns. Calls can be anonymous and confidential.

Our customers and shareholders expect Mellon and all of its employees to conduct business activities not only in full compliance with all laws and regulations, but also in accordance with the highest possible standards of ethical conduct. Together we can continue a tradition of excellence begun more than 130 years ago.

Bob Kelly
Chairman, President and Chief Executive Officer

Table of Contents

Page #
Introduction	1

Your Responsibilities	2

Obeying Laws and Regulations	3-5
Criminal Laws	3
Anticompetitive Activities	3-4
Illegal Use of Corporate Funds	4
Equal Employment Opportunity Laws	5
Drug Free Workplace	5

Avoiding Conflicts of Interest	5-9
Investment Decisions	5
Investments That Require Approval	6
Self-Dealing	6
Monitoring Outside Activities	6
Limiting Outside Employment	6
Purchasing Real Estate	7
Accepting Honoraria	7
Accepting Fiduciary Appointments	7
Participating in Civic Affairs	7
Serving as an Outside Director or Officer	7-8
Participating in Political Activities	8
Dealing With Customers and Suppliers	8
Gifts and Entertainment	8-9
Borrowing From Customers	9
Giving Advice to Customers	9
Legal Advice	9
Tax and Investment Advice	9
Recommending Professional Services	9

Respecting Confidential Information	10-11
Types of Confidential Information	10
Information Obtained From Business Relations	10
Mellon Financial Information	10
Mellon Examination Information	10
Mellon Proprietary Information	10
Electronic Information Systems	10-11
Information Security Systems	11
Computer Software	11
Insider Information	11

Rules for Protecting Confidential Information	11-12
Limited Communication to Outsiders	11
Corporate Use Only	11
Other Customers	11
Notification of Confidentiality	11
Prevention of Eavesdropping	12
Data Protection	12
Confidentiality Agreements	12
Contact With the Public	12
Supplemental Procedures	12
Securities Firewall Policy	12

Termination of Employment	13

Restrictions on Waivers for Executive Officers	13

Introduction

Today’s financial services marketplace is filled with a host of new challenges, changes and opportunities. Amidst these changes, one constant guides Mellon Financial Corporation and all of its employees and will continue to be central to all that we do: the mandate for integrity.

Only by conducting ourselves and our business in accordance with the highest standards of legal, ethical and professional integrity can we achieve our vision of excellence and our goals for the future.

This Code of Conduct will familiarize you with the general guidelines of professional conduct expected from employees in their interactions with customers, prospective customers, competitors, suppliers, the communities we serve and one another. As Mellon employees, we can settle for nothing less than full adherence to the Code.

Please read the Code carefully and retain it for your records. From time to time, you may be asked to certify in writing that you have followed the Code, so be sure you understand it. Appropriate officers should periodically reinforce the importance of the Code to their employees, pointing out provisions of particular relevance.

The penalty for violating any provision of this Code may be disciplinary action up to and including dismissal. In addition, all violations of criminal laws applicable to Mellon’s businesses are required to be and will be reported to the appropriate authorities for prosecution.

Although the Code provisions generally have worldwide applicability, some sections of the Code may conflict with the laws or customs of the countries in which Mellon operations are located. However, the Code may be amended only with the approval of the Ethics Office.

If you have any questions about this Code, ask your supervisor, contact the Ethics Office or consult the Legal Department. If you suspect a violation of the Code of Conduct, contact the General Counsel. You can also contact either the Manager of the Ethics Office by using the Mellon Ethics Help Line or EthicsPoint® Report Line. All communications can be handled in a confidential and anonymous manner (see page 2 to find out how to contact the Ethics Office or EthicsPoint®).

Terms frequently used in the Code are defined as follows:

•	appropriate officer—head of the affected group, department or subsidiary

•	approval—formal, written consent

•	Bank—any bank or savings and loan association subsidiary, direct or indirect, of Mellon Financial Corporation

•	Securities Trading Policy—Mellon Financial Corporation’s Securities Trading Policy

•	Corporation—Mellon Financial Corporation

•	employee—any employee of Mellon Financial Corporation or any of its subsidiaries

•	General Counsel—General Counsel of Mellon Financial Corporation

•	Manager of the Ethics Office—Manager of the Ethics Office of Mellon Financial Corporation

•	Mellon—Mellon Financial Corporation and all its wholly-or majority-owned subsidiaries and affiliates.

Your Responsibilities

As an employee, your personal conduct should reflect the highest professional standards of behavior. You are obliged to monitor your personal and professional affairs so as not to discredit yourself or Mellon. You should treat all persons fairly. Everyone, including our competitors, has a right to expect you will act with complete honesty, integrity, and fairness. When, on behalf of Mellon, you purchase a product or service, you should do so on the basis of quality and price.

No code of conduct can anticipate every situation. Common sense and good judgment are required in responding to a situation that may not seem to be specifically covered by the Code and in recognizing when to seek advice regarding application of the Code. Your behavior at work reflects Mellon’s ethics, so you are expected to:

•	obey all laws and regulations that apply to Mellon’s business;

•	avoid activities that could create conflicts of interest or even the appearance of conflicts of interest with Mellon; and

•	respect the confidentiality of Mellon business information and information about those with whom Mellon has business relationships.

Details of the above obligations are presented in the remainder of this Code of Conduct. Remember, these standards and examples serve as guidelines.

Mellon wants to hear from you. If you have a question about the Code of Conduct or related Corporate Policies, or if you want to report a concern regarding ethical business conduct, please contact Mellon’s Ethics Help Line. This line is answered by Mellon’s Ethics Office staff and all contacts may be anonymous.

You can contact Mellon’s Ethics Help Line by:

Telephone:

•	Asia (except Japan): 001-800-710-63562

•	Australia: 0011-800-710-63562

•	Brazil: 0800-891-3813

•	Europe: 00-800-710-63562

•	Japan: appropriate international access code + 800-710-63562 (Access codes are: 0061010, 001010, 0041010 or 0033010)

•	United States and Canada: 1-888-MELLON2 (1-888-635-5662)

•	All other locations: call collect to 412-236-7519

Email: ethics@mellon.com

Mail:	P.O. Box 535026 Pittsburgh, PA 15253-5026 – USA

If, however you are uncomfortable contacting Mellon directly, you can contact EthicsPoint®, an independent hotline provider as an alternative channel to raise your concerns. All contacts can be anonymous.

You can contact the EthicsPoint® Report Line by:

Telephone:

NOTE: Dial the AT&T Direct Access Number below assigned to your carrier (if one is needed). Then, at the voice prompt or AT&T Operator request, enter the toll free EthicsPoint® Report Line number which is 866-294-4696. There is no need to dial a “1” before the toll-free number outside the US and Canada.

•	Australia: (carrier: Telstra) 1-800-881-011; (carrier: Optus) 1-800-551-155

•	Brazil: 0-800-890-0288

•	Canada: No Direct Access Code needed

•	Hong Kong: (carrier: Hong Kong Telephone) 800-96-1111; (carrier: New World Telephone) 800-93-2266

•	India: 000-117

•	Ireland: 1-800-550-000; (Universal International Freephone Number) 00-800-222-55288

•	Japan: (carrier: IDC) 00 665-5111; (carrier: JT) 00 441-1111; (carrier: KDDI) 00 539-111

•	Singapore: (carrier: Sing Tel) 800-011-1111; (carrier: StarHub) 800-001-0001

•	United Kingdom: (carrier: British Telecom) 0-800-89-0011; (carrier: C&W) 0-500-89-0011; (carrier: NTL) 0-800-013-0011

•	United States: No Direct Access Code needed

Web:

•	File a Report using the EthicsPoint® Report Line (this web page is hosted on EthicsPoint's secure servers and is not part of the Mellon web site or intranet).

•	Visit EthicsPoint® at http://www.ethicspoint.com

Mail:	EthicsPoint®, Inc, 13221 SW 68th Parkway, Suite 120 Portland, OR 97223 USA

Obeying Laws and Regulations

Numerous national, state, provincial and local laws of the countries in which we do business apply to Mellon. As an employee, you are expected to conduct all business dealings according to these laws. Violating any of them could subject you and/or Mellon to criminal and civil penalties. If you have questions about these laws or how they apply to particular situations, ask your supervisor or consult the Legal Department.

Mellon management should be informed of matters which might adversely affect the reputation of Mellon, including investigations by any governmental agency. You must be completely candid and cooperative in dealing with Mellon attorneys and auditors.

Criminal Laws

A number of criminal laws apply to Mellon employees. Examples of activities prohibited by these laws are:

•

corruptly accepting or soliciting anything of value (except your salary or other compensation paid by Mellon) intending to be influenced or rewarded in connection with Mellon’s business or in return for confidential information (see page 8, “Dealing With Customers and Suppliers”);

•	intentionally failing to make currency transaction filings and other reports required by the Bank Secrecy Act, and other laws;

•	knowingly engaging in a financial transaction involving the proceeds of an illegal activity (i.e., money laundering);

•	stealing, embezzling or misapplying Mellon funds or assets;

•	using threats, physical force or other unauthorized means to collect money;

•	issuing unauthorized obligations (such as certificates of deposit, notes or mortgages) or recording false entries;

•	using Corporate funds or assets to finance campaigns for political office;

•	lending trust funds to a Mellon officer, director or employee;

•	certifying a check drawn on an account with insufficient funds;

•	making a loan or giving a gift to an examiner who has the authority to examine Mellon or its affiliates;

•	misusing federal records and documents;

•	using a computer to gain unauthorized access to Mellon records of a customer;

•	knowing that a criminal offense has been committed and helping the criminal avoid capture or punishment;

•	making false reports to government officials; and

•	using software in knowing violation of a licensing agreement.

If you are arrested, indicted, or convicted of any criminal offense involving theft, dishonesty, or breach of trust or other type of offense which may affect your employment status, you must notify your manager promptly.

Anticompetitive Activities

The laws of many jurisdictions prohibit anticompetitve activities. For example, in the United States the Sherman Antitrust Act prohibits any combination, conspiracy or agreement among competitors to restrict or prevent competition. A specific violation of this Act could be a formal or informal agreement between you and a Mellon competitor to fix prices, allocate markets, allocate customers or refuse to deal with particular suppliers or customers.

If you are in contact with Mellon’s competitors, you must avoid any agreements with them (or even circumstances that might give the appearance of such agreements) relating to how Mellon conducts its business. You should be especially careful at social or professional gatherings and at trade association meetings where discussions or exchanges of information relating to competitive matters could occur.

Obeying Laws and Regulations (cont.)

Mellon strongly encourages employees to promote the sale of all of the various Mellon products and services. “Cross-selling” of Mellon products and services is an extremely valuable tool for increasing Mellon’s revenues. However, employees should be aware that the United States Federal Bank Holding Company Act Amendments of 1970 and antitrust laws prohibit Mellon from participating in certain “tying arrangements.” A tying arrangement is one in which a seller places conditions on a sale, or the terms of a sale, of a product or service that obligates a buyer to purchase a separate product or service. For example, you may not extend credit conditioned on a customer’s rental of a Bank safe deposit box. You must be sure that you do not require customers to participate in prohibited tying arrangements.

The prohibitions against tying arrangements in the Bank Holding Company Act do not apply to certain traditional banking practices such as requiring a compensating balance in connection with a loan.

Questions concerning tying arrangements or other antitrust laws should be directed to the Legal Department.

Illegal Use of Corporate Funds

The purpose of any transaction that relates to Corporate funds or assets must be revealed and recorded at the time of the transaction. As an employee, you may not participate in any of the activities listed below.

•	You may not establish or maintain secret or unrecorded funds.

•	You may not engage in any transaction knowing that part of an anticipated payment is to be used for unlawful or improper purposes.

•	You may not record or participate in recording incorrect, fictitious or misleading entries in Mellon’s books or records.

•

You may not use Corporate funds or assets for political contributions in connection with political elections. A number of jurisdictions (both national and local) have laws restricting the use of corporate funds or assets in connection with elections in those jurisdictions. Corporate assets include your time during regular working hours, Mellon equipment and supplies, office space, clerical help and advertising facilities.

•	You may not make any payment for an expressed purpose on Mellon’s behalf to any individual who you know intends to use the money for a different purpose.

•

You may not make Corporate or personal payments of cash or other items of value to political candidates, government officials or businesses that are designed to influence the judgment or actions of the recipients in connection with any Mellon activity. Indeed, many jurisdictions put stringent limitations on entertainment of government officials. It is not prohibited under U.S. law, however, to make payments to foreign government employees with essentially ministerial or clerical duties to induce an act or decision not involving discretion. Examples of such “facilitating” payments include payments to expedite shipments through customs, payments to obtain adequate police protection and payments to place transcontinental telephone calls.

Questions concerning the permissibility of any of the above kinds of payments, which may raise issues under applicable laws, should be directed to the Legal Department.

Obeying Laws and Regulations (cont.)

Equal Employment Opportunity Laws

Various equal employment opportunity (EEO) laws (both national and local) apply to Mellon. Some prohibit certain kinds of discrimination in hiring, training, determining promotions, etc.; others require Affirmative Action (AA). All employment decisions are to be made in a manner consistent with applicable laws. Mellon strongly supports the principles of these laws, and you are expected to comply with them. You should address any questions concerning Mellon’s EEO policy, Mellon’s policy prohibiting sexual harassment or Mellon’s AA policy to the Legal Department or the Corporate EEO/AA Director in the Human Resources Department.

Drug Free Workplace

The illegal possession, use, purchase, transfer or sale of narcotics or other controlled substances on Mellon owned or controlled property, in Mellon owned or leased vehicles, during performance of Mellon business or at Mellon sponsored events is strictly prohibited. Any of these activities are grounds for disciplinary action, up to and including termination of employment. Mellon will cooperate with the appropriate law enforcement agencies with respect to such acts. Employees are required to become thoroughly familiar with our Drug and Alcohol Control Policy (CPP-504-4).

Avoiding Conflicts of Interest

In business, a conflict of interest is generally defined as a single person or entity having two or more interests that are inconsistent. You should not cause Mellon or yourself to have a conflict of interest. You should be particularly sensitive to situations involving family or household members. In your case, a conflict of interest occurs when you allow any interest, activity or influence outside of Mellon to:

•	influence your judgment when acting on behalf of Mellon;

•	compete against Mellon in any business activity;

•	divert business from Mellon;

•	diminish the efficiency with which you perform your regular duties;

•	harm or impair Mellon’s financial or professional reputation; or

•	benefit you at the expense of Mellon.

As an employee, you are not permitted to participate in any activity that causes a conflict of interest or gives the appearance of a conflict of interest. Areas frequently involved in conflicts of interest and examples of prohibited activities are described below.

If you believe that you have, or may be perceived to have, a conflict of interest, you must disclose that conflict to the Manager of the Ethics Office. The Manager of the Ethics Office must keep copies of all such disclosures.

Questions concerning conflicts of interest should be directed to the Ethics Office.

Investment Decisions

Because your investments can lead to conflicts of interest, you must be familiar with, and comply with, the investment guidelines contained in the Securities Trading Policy, which contains restrictions and preclearance and reporting requirements for various types of securities transactions, including publicly traded securities. The Securities Trading Policy also contains special requirements for dealings in Mellon securities. In addition, certain types of investments must be reviewed individually.

Avoiding Conflicts of Interest (cont.)

Investments That Require Approval

In addition to the requirements contained in the Securities Trading Policy, you are required to obtain approval from the Manager of the Ethics Office:

•

before you invest in a business enterprise if you have responsibilities for, or have decision-making responsibilities regarding, providing services to, or purchasing goods and services from, that business enterprise on behalf of Mellon; or

•

to hold an investment in a business enterprise if you are assigned responsibility for, or have decision-making responsibilities regarding, providing services to, or purchasing goods or services from, that business enterprise on Mellon’s behalf after you have made your investment.

Self-Dealing

To further avoid conflicts of interest, you are restricted from becoming involved in certain business dealings with Mellon. As an employee, you are prohibited from:

•

directly or indirectly buying assets from (other than assets being offered to the public or employees generally), or selling assets to, Mellon or any account for which Mellon acts as a fiduciary unless you have prior consent from the appropriate officer or you have court or regulatory approval, as required;

•

representing Mellon in any activity (whether an internal Mellon activity or a transaction between Mellon and a third party) requiring your judgment or discretion which affects a person or organization in which you have a material interest, financial or otherwise. For example, you are prohibited from representing Mellon in lending money to a relative or close personal friend because it might impair or appear to impair your professional judgment or the performance of your duties, or from giving credit approval to loans made by an employee who is your spouse because it might impact your spouse’s incentive compensation or performance appraisal; and

•	representing any non-Mellon company in any transaction with Mellon that involves the exercise of discretion by either party.

Monitoring Outside Activities

As an employee, you are expected to avoid any outside interest or activity that will interfere with your duties. Generally, your outside interests or activities should not:

•	significantly encroach on time or attention you devote to your duties;

•	adversely affect the quality of your work;

•	compete with Mellon’s activities;

•	involve any significant use of Mellon’s equipment, facilities or supplies;

•	imply Mellon’s sponsorship or support (for example, through the use of Mellon stationery for personal purposes); or

•	adversely affect the reputation of Mellon.

Limiting Outside Employment

While an employee, you may not accept outside employment as a representative who prepares, audits or certifies statements or documents pertinent to Mellon’s business.

In addition, you must obtain approval from the Manager of the Ethics Office before you accept employment as a broker, contractor or agent who engages in real estate transactions such as negotiating and selling mortgages for others, appraising property or collecting rents; or as an attorney, tax or investment counselor, or insurance broker or agent.

Avoiding Conflicts of Interest (cont.)

Purchasing Real Estate

Because certain subsidiaries of the Corporation are engaged in real estate activities, any real estate transaction you make must be scrutinized to make certain it is not competitive with Mellon activities.

Unless you receive prior approval from the Manager of the Ethics Office, or the purchase is made in a public auction in which Mellon is not competing, you should not directly or indirectly:

•	purchase commercial real estate from, or sell it to, a current or known potential Mellon customer;

•	purchase any real estate with a mortgage on which Mellon is foreclosing or on which you know Mellon is planning to foreclose; or

•	bid on or purchase any real estate that you know Mellon is considering or is likely to consider purchasing.

Accepting Honoraria

Neither you nor any member of your immediate family may accept cash honoraria for your public speaking or writing services on Mellon’s behalf. If a cash honorarium is tendered, you should donate it to the Mellon Financial Corporation Fund, request that it be donated to a charity of your choice, or turn it over to the Finance Department. You may accept noncash honoraria of nominal value (In the U.S., nominal value means less than $100. Contact the Ethics Office for assistance in determining nominal values in other locations.) You also may accept reimbursement of related expenses subject to the approval of the Manager of the Ethics Office. You should check with the Tax Group to ensure proper tax treatment.

Accepting Fiduciary Appointments

A fiduciary appointment is an appointment as an administrator, executor, guardian, custodian for a minor, trustee or managing agent. Unless you are acting on behalf of a member of your family or you have obtained approval from the Manager of the Ethics Office, you may not accept a fiduciary or co-fiduciary appointment. You also may not act as a deputy or co-tenant of a safe deposit box, or act as agent or attorney-in-fact (including signer or co-owner) on a customer’s account.

Even if you are acting on behalf of a family member or receive approval to act as fiduciary or co-fiduciary, you are expected to follow these guidelines:

•	avoid any representations that you are performing (or have access to) the same professional services that are performed by a Bank;

•	do not accept a fee for acting as co-fiduciary with a Bank unless you receive approval from the board of directors of that Bank; and

•	do not permit your appointment to interfere with the time and attention you devote to your job responsibilities.

Participating in Civic Affairs

You are encouraged to take part in charitable, educational, fraternal or other civic affairs, as long as such affairs do not interfere or conflict with your responsibilities at Mellon. However, you should review the requirements of “Serving as an Outside Director or Officer” (see below) as they may apply to your participation in civic affairs. You should not imply Mellon’s sponsorship or support of any outside event or organization without the approval of the Chief Executive Officer of your entity or the Chief Executive Officer’s delegate.

Serving as an Outside Director or Officer

In view of the potential conflicts of interest and the possible liability for both you and Mellon, you are urged to be cautious when considering service as an officer, general partner or director of any non-Mellon entity. Before agreeing to such service, you should review and comply with the Corporate Policy on Serving as a Director/Officer of an Outside Entity (CPP-805-1), which requires approvals to hold certain outside offices and directorships. Approvals granted under this Policy do not constitute requests by Mellon to serve, nor do they carry with them indemnification.

While you are serving as an officer, general partner or director of an outside entity, you should:

•

not attempt to influence or take part in any vote or decision that may lead to the use of a Mellon product or service by the outside entity, or result in the conferring of some specific benefit to Mellon by the outside entity, and see that the outside entity’s records reflect your abstention;

Avoiding Conflicts of Interest (cont.)

•	relinquish any responsibility you may have for any Mellon relationship with the outside entity;

•	be satisfied that the outside entity conducts its affairs lawfully, ethically and in accordance with prudent management and financial practices; and

•	comply with the annual approval requirements in the Corporate Policy on Serving as a Director/Officer of an Outside Entity (CPP-805-1).

Any employee serving as a treasurer of a public organization—such as a school district, borough or other similar government entity—must consult the Legal Department for further guidelines.

Participating in Political Activities

Mellon encourages you to keep informed concerning political issues and candidates and to take an active interest in political affairs. If you do participate in any political activity, however, you may not act as a representative of Mellon unless you are specifically authorized in writing to do so by the Chief Executive Officer of the Corporation.

As explained in “Obeying Laws and Regulations” on page 4, Mellon employees are not permitted to use Corporate funds or assets in connection with political elections. In accordance with applicable laws, however, Mellon may establish political action committees for lawful participation in the political process. The use of Corporate funds or assets in connection with political elections may not be made without prior approval of the Legal Department.

Hospitality toward public officials should never be such that it could tend to compromise, or give the appearance of compromising, the honesty or integrity of the public official or Mellon. Hospitality should be extended with the expectation that it will become public knowledge and should be extended in compliance with all applicable laws and regulations.

Dealing With Customers and Suppliers

In your dealings with customers and suppliers, situations sometimes occur that may create a conflict of interest or the appearance of a conflict of interest. To avoid such conflicts, Corporate policies were developed in the areas listed below.

Gifts and Entertainment

You may not offer or accept gifts or other items of value under circumstances intended to influence you, a customer or supplier in conducting business. Items of value include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, food or drink (see page 3, “Obeying Laws and Regulations”). Employees should be aware that certain lines of businesses may have more restrictive policies. For example, in the United States employees of NASD members must adhere to NASD rules regarding gifts and entertainment.

Specifically, you may not:

•	solicit for yourself or for a third party (other than Mellon) anything of value from anyone in return for any Mellon business, service or confidential information;

•	give cash gifts to, or accept cash gifts from, a customer, supplier or person to whom you refer business;

•	use your position at Mellon to obtain anything of value from a customer, supplier or person to whom you refer business;

•	accept gifts under a will or trust instrument of a customer unless you have the prior approval of the Manager of the Ethics Office; or

•	except as provided below, accept anything of value (other than earned salary, wages and fees) from anyone in connection with Mellon business.

The business practices listed below do not create the risk of corruption or breach of trust to Mellon and are permissible. Accordingly, you may accept:

•

gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between an employee’s parents, children, or spouse) where the circumstances make it clear that those relationships—rather than Mellon business—are the motivating factors;

Avoiding Conflicts of Interest (cont.)

•

meals, refreshments, travel arrangements or accommodations, or entertainment of reasonable value and in the course of a meeting or other occasion held for business discussions, provided that the expenses would be paid by Mellon as a reasonable business expense;

•	loans from other banks or financial institutions on customary terms to finance proper and usual employee activities (such as home mortgage loans), except where prohibited by law;

•

advertising or promotional material, such as pens, pencils, note pads, key chains, calendars and similar items having a nominal value. (In the U.S., nominal value means less than $100. Contact the Ethics Office for assistance in determining nominal values in other locations.)

•	discounts or rebates on merchandise or services that do not exceed those available to other customers;

•

gifts that have a nominal value (see above for description of nominal value) and are related to commonly recognized events or occasions, such as a promotion, conference, sports outing, new job, wedding, retirement or holiday; or

•	civic, charitable, educational or religious organization awards for recognition of service and accomplishment.

If you receive or anticipate receiving something of value from a supplier, customer or person to whom you refer business in a situation that is not specifically permitted by the Code, you must notify the Manager of the Ethics Office in writing of the circumstances. You may not accept the item (or must return it if you have already received it) unless you receive approval from the Manager of the Ethics Office. The Manager of the Ethics Office will approve or deny requests based upon the reasonableness of the circumstances and whether the circumstances pose a threat to Mellon’s integrity. The Manager of the Ethics Office will maintain copies or records of all requests and responses.

Entertainment, gifts or prizes given to customers or suppliers by employees should be appropriate for the circumstances and constitute necessary and incidental Mellon business expenses. If you seek reimbursement from Mellon for business expenses, it is your responsibility to see that your expense diary is accurate and reflects only appropriate business expenses. In dealing with employees of other banks or bank holding companies in the United States, you should be aware that gifts or prizes given to those employees are subject to the United States Bank Bribery Law, and that the United States Bank Bribery Law applies to both givers and recipients.

Borrowing From Customers

You are not permitted to borrow from, or lend your personal funds to, Mellon customers, brokers or suppliers. Credit transactions in customers’ normal course of business and on regular terms (for example, transacting business with a recognized lending institution or charging items at a department store) are not included in this restriction.

Giving Advice to Customers

Unless your regular Corporate duties specifically permit, you may not give legal, tax or investment advice to customers.

Legal Advice—You may be asked by a customer to make a statement regarding the legal implications of a proposed transaction. You cannot give legal advice to customers. Be sure, therefore, that nothing you say might be interpreted as legal advice.

Tax and Investment Advice—You may not advise customers on matters concerning tax problems, tax return preparation or investment decisions.

Recommending Professional Services

Customers and others may ask your help to find qualified professional people or firms. Unless you name several candidates without indicating favoritism, you may not recommend attorneys, accountants, insurance brokers or agents, stock brokers, real estate agents, etc., to customers, employees or others. Under no circumstances may you make a recommendation if you expect to benefit.

Respecting Confidential Information

As an employee, you may have knowledge, reports or statements about Mellon’s business or possess confidential information about the private or business affairs of Mellon’s customers and suppliers. You should assume that all information about Mellon business or the private or business affairs of Mellon’s customers (including applicants, former customers and employees/retirees of customers) or suppliers is confidential and you should treat that information as privileged and hold it in the strictest confidence.

Confidential information is to be used only for Mellon’s Corporate purposes. Under no circumstances may you use such information for personal gain or pass it on to any person outside Mellon, including family or friends, or even to other employees who do not need such information to perform their jobs or to provide services to or for Mellon. All employees must comply with Mellon’s Consumer Privacy Policies and applicable privacy laws and regulations.

Types of Confidential Information

Although it is impossible to provide an exhaustive list of information that should remain confidential, the following are examples of the general types of confidential information that employees might receive in the ordinary course of carrying out their job responsibilities.

Information Obtained From Business Relations

You may possess confidential information about those with whom Mellon has business relations. If released, such information could have a significant effect on their operations, their business reputations or the market price of their securities. Disclosing such information could expose both you and Mellon to liability for damages. Customer information should not be released to third parties without customer authorization except as approved by the Legal Department.

Mellon Financial Information

Financial information about Mellon is confidential unless it has been published in reports to shareholders or has been made otherwise available to the public. It is the policy of the Corporation to disclose all material Corporate information to the public in such a manner that all those who are interested in the Corporation and its securities have equal access to such information.

Except as required by law or approved by the Finance Department, financial information is not to be released to any person or organization. If you have any questions about disclosing financial information, contact the head of the Finance Department.

Mellon Examination Information

Virtually all Mellon entities are periodically reviewed by regulatory examiners. Certain reports made by those regulatory agencies are the property of those agencies and are strictly confidential. Giving information from those reports to anyone not officially connected with Mellon is a criminal offense.

Questions concerning examination information should be directed to the Legal Department.

Mellon Proprietary Information

Certain nonfinancial information developed by Mellon—such as business plans, customer lists, methods of doing business, computer software, source codes, databases and related documentation—is valuable information that is proprietary and confidential. You are not to disclose it to anyone outside Mellon or to anyone inside Mellon who does not have a need to know such information. This obligation extends beyond the period of your employment with Mellon. Employees are prohibited from using Corporate time, resources and assets (including Mellon proprietary information) for personal gain. Mellon has proprietary rights in any materials, products or services that you create which relates to your work at Mellon, that use Mellon resources (equipment, etc.) or that are created during your regular work hours. You must disclose any such materials, products or services to Mellon.

Electronic Information Systems

E-mail (internal and external), voice mail and communications systems are intended for Mellon business use only. Messages and information contained on these systems are subject, at Mellon’s sole discretion, to access, monitoring, review and/or disclosure by authorized Mellon personnel with or without notice, at any time. You should not expect messages sent on these systems to be treated as private or confidential. Employees may not use e-mail systems to (l) bypass financial transaction documentation requirements; (2) send inappropriate, harassing or offensive messages; (3) solicit; or (4) deliberately distribute any program or virus that could be destructive to hardware, software, or files on any computer. You should also limit the transmission of highly sensitive information on these systems.

Respecting Confidential Information (cont.)

Messages created in these systems should be in compliance with the Corporate Policy on the Records Management Program (CPP-109-03). For more detailed information on use of these systems, see the Corporate Policies on Use of Mellon’s E-Mail Network for Internal Communications (CPP-111-04(A)); Use of Mellon’s E-Mail Network for External Communications (CPP-111-04(B)); and Access to Electronic Information (CPP-111-4). Additionally, Mellon provides employees access to both the Internet and Intranet (Mellon’s internal Internet system) as a resource to obtain Mellon organizational or business related information. Your use of the Internet and Intranet is subject, at Mellon’s sole discretion, to access, monitoring, review and/or disclosure by authorized Mellon personnel with or without notice, at any time, and should not be viewed as private or confidential. For more detailed information on use of the Internet and Intranet, see the Corporate Policy on Internet/Intranet Access (CPP-118-1).

Information Security Systems

If you have access to Mellon information systems, you are responsible for taking precautions necessary to prohibit unauthorized entry to the system. You should safeguard your passwords or other means of entry.

Computer Software

Computer software is to be used for Mellon business only and must be used in accordance with the terms of the licensing agreement. No copying of software is permitted except in accordance with the licensing agreement.

Inside Information

Inside information is material nonpublic information relating to a company whose securities trade in a public market. Information is considered “material” if it is important enough to affect the judgment of investors about whether to buy, sell or hold securities of that company, or to influence the market price of those securities.

Courts have ruled that inside information must be made public before anyone possessing it can trade, or recommend the purchase or sale of, securities of the issuing company. Under various securities laws (at both the national and local level), you, Mellon and any person with whom you share the information could be held legally responsible for misusing inside information.

Obviously, inside information rules can be very difficult to apply in given circumstances. Employees must be extremely cautious in discussing Mellon information with any person outside of Mellon or in using information obtained at Mellon in making personal investment decisions. If you have any doubts about whether or not an item is inside information or whether or not it has been or should be revealed, consult the Legal Department.

Rules for Protecting Confidential Information

The following are some basic rules to follow to protect confidential information.

Limited Communication to Outsiders

Confidential information should not be communicated to anyone outside Mellon, except consistent with Mellon’s policies on communicating such information.

Corporate Use Only

Confidential information should be used only for Mellon’s Corporate purposes. Under no circumstances may an employee use it, directly or indirectly, for personal gain or for the benefit of any outside party who is not entitled to such information.

Other Customers

Where appropriate, customers should be made aware that employees will not disclose to them other customers’ confidential information or use the confidential information of one customer for the benefit of another.

Notification of Confidentiality

When confidential information is communicated to any person, either inside or outside Mellon, they should be informed of the information’s confidential nature and the limitations on its further communication.

Rules for Protecting Confidential Information (cont.)

Prevention of Eavesdropping

Confidential matters should not be discussed in public or in places, such as in building lobbies, restaurants or elevators, where persons may overhear. Precautions, such as locking materials in desk drawers overnight, stamping material "Confidential" and delivering materials in sealed envelopes, should be taken with written materials to ensure they are not read by unauthorized persons.

Data Protection

Data stored on personal computers and diskettes should be properly secured to ensure it is not accessed by unauthorized persons. Access to computer files should be granted only on a need-to-know basis. At a minimum, employees should comply with applicable Mellon policies on electronic data security. Data stored on paper should also be properly secured (locked as appropriate) to ensure that it is not accessed by unauthorized persons. All data should be retained based on the applicable data retention schedules in each line of business. For further information see the see the Corporate Policies on Records Management Creation (CPP-111-02) and Records Retention (CPP-111-03)

Confidentiality Agreements

Confidentiality agreements to which Mellon is a party must be complied with in addition to, but not in lieu of, this Policy. Confidentiality agreements that deviate from commonly used forms should be reviewed in advance by the Legal Department.

Contact With the Public

All contacts with institutional shareholders or securities analysts about Mellon must be made through the Investor Relations Division of the Finance Department. All contacts with the media and all speeches or other public statements made on behalf of Mellon or about Mellon’s businesses must be cleared in advance by Corporate Affairs. All media inquiries should be directed to Corporate Affairs. In speeches and statements not made on behalf of Mellon, care should be taken to avoid any implication that Mellon endorses the views expressed.

Supplemental Procedures

Mellon entities, departments, divisions and groups should establish their own supplemental procedures for protecting confidential information, as appropriate. These procedures may include:

•	establishing records retention and destruction policies;

•	using code names;

•	limiting the staffing of confidential matters (for example, limiting the size of working groups and the use of temporary employees, messengers and work processors); and

•	requiring written confidentiality agreements for certain employees.

Any supplemental procedures should be used only to protect confidential information and not to circumvent appropriate report and record keeping requirements.

Securities Fire Wall Policy

To facilitate compliance with the prohibition on trading in securities while in possession of insider information, diversified financial services organizations, including Mellon, have adopted securities fire wall policies, which separate the business units or employees likely to receive insider information from the business units or employees that trade securities or provide investment advice.

Mellon’s policy on Securities Firewalls(CPP-903-2(C)) establishes rules restricting the flow of information within Mellon to investment personnel; procedures to be used by investment personnel to obtain information from other departments or divisions of Mellon or from other Mellon subsidiaries; and procedures for reporting the receipt of material nonpublic information by investment personnel.

You must know this policy, particularly if you work in an area that handles investment decisions or if you supply or might be asked to supply information to employees in such areas. Under no circumstances should you receive or pass on information that may create a conflict of interest or interfere with a fiduciary obligation of Mellon.

Termination of Employment

You must return all property of Mellon immediately before or upon termination of employment. This includes all forms of Mellon proprietary information; all hard-copy and computer files; customer lists; personal computer hardware and software; statistical analysis, product pricing, various formulas and models; identification cards; keys and access cards; and other confidential information. In addition, you may not retain copies of any such property. You must also return cellular or car phones, pagers, laptop computers and any other equipment that Mellon made available to facilitate the performance of your job.

Restrictions on Waivers for Executive Officers

No waiver of this Code of Conduct will be made for any executive officer of the Corporation unless the waiver is made by the Corporation’s board of directors (or a committee thereof) and is promptly disclosed to shareholders. Individuals who are deemed to be “executive officers” of the Corporation will be notified of this fact.

Notes